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                                                                    EXHIBIT 23.5



                          DONALDSON, LUFKIN & JENRETTE
              Donaldson, Lufkin & Jenrette Securities Corporation
           277 Park Avenue, New York, New York 10172 - (212) 892-3000


        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


        We hereby consent to (i) the inclusion of our opinion letter, dated February 4, 1996, to the Board of Directors of Harte-Hanks Communications, Inc. (the "Company" or "Harte-Hanks") as Appendix B to the Joint Proxy Statement/Prospectus of the Company relating to the acquisition of DiMark, Inc. and (ii) all references to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") in the sections captioned "Background of the Merger", "Harte-Hanks' Reasons for the Merger" and "Opinion of Financial Advisor to Harte-Hanks" of the Joint Proxy Statement/Prospectus of Harte-Hanks which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                                     DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION


                                     By:  /s/ LOUIS P. FRIEDMAN
                                         --------------------------------
                                          Louis P. Friedman
                                          Managing Director

New York, New York
March 28, 1996